UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2017

TSR, Inc.

(Exact name of registrant as specified in charter)

Delaware	0-8656	13-2635899
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Oser Avenue, Suite 150, Hauppauge, NY	11788
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (631) 231-0333

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Section 5 – Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders

The 2017 Annual Meeting of Stockholders (the “2017 Annual Meeting”) of TSR, Inc. (the “Company”) was held on November 29, 2017. The following matters were submitted to the stockholders of the Company at the 2017 Annual Meeting for their approval:

Election of Directors

The stockholders of the Company elected James J. Hill and Christopher Hughes to serve as Class II Directors of the Company for three-year terms. The balloting for the election was as follows:

Name	Votes For	Votes Withheld	Abstentions	Broker Non-Votes
James J. Hill	1,200,598	8,098	--	651,097
Christopher Hughes	1,200,727	7,969	--	651,097

Ratification of the appointment by the Company’s Board of Directors of the Company’s independent registered public accountants.

The stockholders of the Company voted to ratify the appointment by the Company’s Board of Directors of CohnReznick LLP as the independent registered public accountants of the Company, to examine and report upon the Company’s financial statements for the fiscal year ending May 31, 2018. Balloting for this vote was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,851,101	8,492	200	--

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TSR, INC.
(Registrant)

By:	/s/ John G. Sharkey
John G. Sharkey
Vice President-Finance, Controller and
Secretary

Date: November 29, 2017

3